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EXHIBIT 10.2

AMENDMENT TO PURCHASE AND SALE AGREEMENT

        THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of the 31st day of January 2003, by and among (i) THE CADILLAC FAIRVIEW CORPORATION LIMITED, an Ontario corporation ("CFCL"); (ii) CADILLAC FAIRVIEW U.S., INC., a Delaware corporation ("CFUS"); (iii) CF BROWARD MALL, INC., a Florida corporation; CF DOVER MALL L.P., a Delaware limited partnership; CF ESPLANADE L.P., a Delaware limited partnership; CF NORTHPARK L.P., a Delaware limited partnership; CF GALLERIA AT WHITE PLAINS L.P., a Delaware limited partnership and CFN, INC., a Delaware corporation (collectively, the "Current CF Property Owners"); (iv) CF COBB ASSOCIATES, a New York general partnership; and CF GWINNETT ASSOCIATES, a New York general partnership (collectively, the "Current Interest Owners"); (v) CADILLAC FAIRVIEW SHOPPING CENTER PROPERTIES (MISSISSIPPI) INC., a Delaware corporation; CADILLAC FAIRVIEW SHOPPING CENTER PROPERTIES (LOUISIANA) INC., a Delaware corporation; CADILLAC FAIRVIEW SHOPPING CENTER PROPERTIES (NEW YORK) INC., a New York corporation; CADILLAC FAIRVIEW SHOPPING CENTER PROPERTIES (GEORGIA) INC., a Delaware corporation (collectively, together with CFUS, CFCL, the Current CF Property Owners and the Current Interest Owners, the "Selling Parties", and each, a "Selling Party"); and (vi) THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership (the "Purchaser").

W I T N E S S E T H:

        WHEREAS, the parties hereto have entered into a Purchase and Sale Agreement, dated as of December 6, 2002 (such agreement as amended, the "Agreement"); terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

        WHEREAS, certain of the terms of the Agreement were amended by a Letter Agreement, dated December 10, 2002, between CFCL, for itself and the other Selling Parties, and the Purchaser.

        WHEREAS, the Purchaser and CFCL (acting on behalf of the Selling Parties) desire to further amend the terms of the Agreement in the manner set forth below.

        NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Schedule 2.1(a) to the Purchase Agreement is hereby deleted in its entirety and replaced with the Schedule 2.1(a) attached hereto.

2.
For purposes of the Principal Closing only, if said closing occurs on January 31, 2003, Section 5.1 of the Agreement is hereby deemed modified to define the "Adjustment Point" for each Threshhold Property to be 11:59 p.m. E.S.T. on January 31, 2003.

3.
Section 6.4(b) of the Agreement is hereby amended to define the "Cure Cutoff Date" to be the date that is seven (7) months after the Principal Closing Date.

4.
The first sentence of Section 5.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following: "For a period of 18 months following the Principal Closing the Purchaser shall bill all delinquencies existing at Closing monthly and shall bill and use commercially reasonable efforts to collect all unpaid Tax and Operating Expense Reimbursements, Percentage Rents and other rents which are payable with respect to the Applicable Closing Fiscal Period and any prior period, but the Purchaser shall not be required to commence litigation, commence an adversary proceeding in a bankruptcy case or terminate Leases in connection with such collection efforts."

5.
Section 5.7 of the Agreement is hereby amended by deleting each reference to "CFCL" contained therein and inserting the following in its place: "CFUS or its successor in interest (or any designee thereof)".

6.
CFCL agrees that prior to or in connection with the Principal Closing, it will cause a deed to be filed in the real estate records of Jefferson Parish, Louisiana, confirming of record the transfer by CF Kenner Associates Limited Partnership to CF Esplanade L.P. of the land described on Exhibit A hereto, and that as part of the Principal Closing it will cause CF Esplanade L.P. to convey that land to the Purchaser or its qualified designee.

7.
The Purchaser agrees that at the Principal Closing, in exchange for a $25,000 credit against the Consideration, each of C.F. Broward Mall, Inc. ("Broward") and the Purchaser will execute and deliver two (2) counterparts of an Assignment and Assumption Agreement in the form attached as Exhibit B hereto pursuant to which Broward will assign to the Purchaser its rights, and the Purchaser will assume Broward's obligations, under the Stipulation for Settlement being entered into among Broward, Access Now, Inc. and Edward Resnick concurrently herewith (a copy of which is attached hereto as Exhibit C). In addition, CFCL confirms that it will pay or cause to be paid Broward's and the plaintiff's legal fees in connection with the negotiation of that settlement and the underlying dispute.

8.
CFCL and the Purchaser agree to supplement the delivery requirements of Section 6.2 and Section 6.3 of the Agreement to include at the Principal Closing delivery by each of Broward and the Purchaser (or its qualified designee as transferee of the Property known as Broward Mall) of two (2) counterparts of an Assignment in the form attached hereto as Exhibit D, conveying Broward's interest the registered mark "BROWARD MALL". For certainty, the parties acknowledge and agree that the above-referenced assignment is being made strictly on an "as is and where is" basis and without any representation or warranty.

9.
CFCL agrees to deliver the Ground Lease Assignment (for Dover Mall) in recordable form, and that the assignment will be recorded concurrently with or after the Principal Closing, at the Purchaser's sole option.

10.
The parties agree that the legal descriptions for the Threshhold Properties attached to the Agreement as part of Exhibit A-1 are hereby deleted in their entirety and replaced with the legal descriptions attached to this Amendment as Exhibit E.

11.
CFCL and Purchaser acknowledge and agree that pursuant to Section 4.7 of the Agreement if the Purchaser assumes the Broward loan pursuant to an assignment and assumption agreement in the form attached hereto as Exhibit F the Purchaser will not be required to enter into the indemnity agreement referred to in Section 4.7 and set forth as Exhibit N to the Agreement.

12.
CFCL and the Purchaser hereby confirm that through the Principal Closing the aggregate cost and impairment to value, determined as provided in Section 7.1(b) of the Agreement, resulting from Qualifications to CFCL's representations and warranties and not credited or paid to the Purchaser as contemplated in Section 7.1(b) shall be deemed for all purposes to have been $200,000, and accordingly each confirms that the Threshold Amount has been reduced to $2,300,000. The parties also confirm that the foregoing adjustment was made in satisfaction and release of any and all claims or objections the Purchaser might have been entitled to make in respect of Qualifications arising in connection with items identified in any update or supplement to CFCL's representations and warranties or any estoppel certificates obtained by CFCL and delivered to the Purchaser in connection with the Principal Closing as contemplated in Section 7.1 of the Agreement.

13.
CFCL agrees to direct its counsel, Sullivan & Cromwell LLP, to use its best efforts to provide the Purchaser with the following items (in each case in a form acceptable to the Purchaser acting reasonably) by February 7, 2003: (a) a letter explaining why CFCL believes that Dillard's reservations of rights in respect of kiosks and merchandising carts at Northpark and Esplanade are without merit, (b) a letter explaining why CFCL believes JCPenney's allegations concerning the developer's obligation to arrange for signage at Dover Mall are without merit and (c) in each of the foregoing instances a letter from the CFCL affiliate that owned the relevant mall rebutting the anchor's reservations/claims.

14.
The parties acknowledge and confirm that, except as expressly set forth above, the terms and conditions of the Agreement have not been modified and continue in full force and effect.

15.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE, AND AS PERMITTED BY SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THE PARTIES HERETO AGREE THAT THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.
The recitals to this Amendment are hereby incorporated by reference into the body of this Amendment and made a part hereof.

17.
This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The submission of a signature page transmitted by facsimile (or similar electronic transmission facility) shall be considered as an "original" signature page for purposes of this Amendment so long as the original signature page is thereafter transmitted by mail or by other delivery service and the original signature page is substituted for the facsimile signature page in the original and duplicate originals of this Amendment.

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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

THE CADILLAC FAIRVIEW CORPORATION LIMITED, an Ontario corporation, for itself and each of the other Selling Parties
By:		/s/ PETER BARBETTA
Name: Peter J. Barbetta
Title: Executive Vice-President, General Counsel and Secretary
By:		/s/ ANDREA STEPHEN
Name: Andrea Stephen
Title: Executive Vice-President
THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership
By:		The Mills Corporation, a Delaware corporation, its general partner
	By:	/s/ KENNETH PARENT
Name: Kenneth R. Parent
Title: Chief Operating Officer

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AMENDMENT TO PURCHASE AND SALE AGREEMENT